Exhibit (e)(2)

Annutiant Name____

Modern Woodmen of America
1701 1st Avenue
Rock Island, IL 61201

FOR HOME OFFICE USE
____
CERTIFICATE NUMBER

SUITABILITY, ALLOCATION OF FUNDS, AND REPLACEMENT SUPPLEMENT

To be completed for all Variable Annuity Applications.
Please submit with the Application.

All references to "the Society" shall mean Modern Woodmen of America.
For the purposes of this Supplement, "You" or "Your" refers to the Proposed Certificate Holder.

SECTION A – CERTIFICATE HOLDER INFORMATION

Certificate Holder Name: ________________________________ Certificate Holder Date of Birth: __________
(First, Middle, Last, Suffix) (Month-Day-Year)

SECTION B – SUITABILITY QUESTIONNAIRE

1. Do you believe that this Certificate will meet your insurance needs and financial objectives? ☐ Yes ☐ No

2. **I understand that the accumulated value of the Certificate may go up or down depending on the subaccount investment performance. I also understand that there is no guaranteed minimum accumulated value for subaccounts other than the Declared Interest Option.**

   I further understand that the amount or duration of the death benefit may vary under the conditions described in the death benefit provision of the Certificate. **Initial** ☐

3. I understand applicable sales and other initial charges may be incurred under this new Certificate. (Refer to the Prospectus for actual charges which may be incurred.) **Initial** ☐

4. I understand that there may be adverse tax consequences involved when changing from my existing contract to this new Certificate or if I change from this Certificate at a later date. **Initial** ☐

SECTION C – CERTIFICATE HOLDER ACKNOWLEDGEMENT

To be satisfied with the products and services you receive, it is important that you understand some of the key elements about the variable annuity you have selected.

Always Complete 1 through 5.

Initial

1. ☐

I understand that:

- This investment is being made through MWA Financial Services, a registered broker dealer, member FINRA and SIPC.
- This investment is long-term in nature and will be subject to investment risks as described in the prospectus.
- This investment is subject to price fluctuation that may result in a market value higher or lower than the original investment.
- Past performance is not necessarily indicative of future results.
- While I do have the right to cancel this variable investment at any time within the terms outlined in the prospectus, if I cancel after the "free-look" period, I may receive less than I paid depending on the market value of the variable contract at the time of cancellation.
- In addition, I understand that if the contract is canceled during the "free-look" period I will receive an amount equal to the greater of the premiums paid or the sum of:
  a) the accumulated value of the certificate on the date the certificate is received at our administrative center;
  b) any administrative charges which were deducted; and
  c) amounts approximating daily charges against the variable annuity account.

ICC19 Form VMW-138 (v5-21) Page 1 of 4

ICC19 Form VMW-138 (v5-21) Page 2 of 4 Complete for Variable Annuities Within Tax Qualified Accounts. By initialing here, I attest that my representative has advised that the tax deferred accrual features of the variable annuity product are of no benefit within my tax qualified account. I further attest that the variable annuity is being selected based on other benefits. 5. What is the intended use of this certificate? ■ Retirement/Income ■ Estate Planning ■ Death Benefits ■ Other If “Other” please explain I understand that: • Guaranteed Death Benefit – If I die before the annuity payout begins and I was younger than age 76 when the contract was issued, my beneficiaries will receive the greatest of: • The sum of all premiums paid, less the sum of any partial withdrawal reductions, • The accumulated value, or • The highest accumulated value, (plus subsequent premiums paid and less subsequent partial withdrawal reductions) achieved over the course of the contract prior to age 91. (This benefit may not be available in all states.) The re-calculation of the highest value occurs on each contract anniversary, premium payment and/or withdrawal, and as of the date due proof of death is received. If I was age 76 or older when the contract was issued, my beneficiaries will receive the greater of: • The sum of all premiums paid, less the sum of any partial withdrawal reductions, or • The accumulated value. • Incremental Death Benefit Rider – This rider provides a death benefit in addition to the death benefit already provided in my Variable Annuity contract. The benefit amount is intended to help my beneficiaries pay the income tax on any growth in the annuity, and therefore, help preserve a greater portion of the annuity value for my loved ones. The rider will automatically be included on my contract, at no charge, if I am younger than age 71 when the contract is issued. (This benefit may not be available in all states.) • I have received the prospectus, which explains all aspects of this investment. I understand that I should read the prospectus and keep it for future reference. • I have reviewed all fees, mortality and expense charges, administration charges and investment advisory fees. After the first certificate year, amounts up to the “withdrawal privilege amount” may be withdrawn from the certificate during each certificate year without being subject to the surrender charge. The withdrawal privilege amount will be equal to 10% of the accumulated value on the most recent certificate anniversary. Withdrawals above that amount, will be subject to the following withdrawal charge schedule as a percent of Accumulated Value. • Earnings in the contract accumulate on a tax-deferred basis until withdrawn and are taxable the year of withdrawal. • Withdrawals made prior to age 591 /2 may be subject to a 10% federal tax penalty, as well as possible state tax penalties. Initial 2. 3. Prospectus Date Given: May 1st , Initial 4. Initial 6. Year 1 2 3 4 5 6 7 8 9 Percent 8% 7% 6% 5% 4% 3% 2% 1% 0%

section d – allocation of funds ICC19 Form VMW-138 (v5-21) Page 3 of 4 1. Allocate the net premium payments (as described in the Prospectus) to the appropriate subaccounts or Declared Interest Option as follows: The minimum percentage of a net premium that may be allocated to any particular subaccount is 1%. All percentage allocations must be in whole numbers. No more than 10 accounts can be selected. 1 IS represents American Funds Insurance Series. 2 VP represents Calvert Variable Products. 3 VIF represents BNY Mellon Variable Investment Fund. 4 Fidelity Investments is a registered trademark of FMR Corp. 5 IT represents JP Morgan Insurance Trust. 6 This option not available for Variable Supplemental Contracts. Franklin Templeton VIP (Variable Insurance Products) The first 12 transfers in each certificate year incur no transfer charge: thereafter, each time amounts are transferred, a transfer charge of $25 may be imposed. I understand the allocation of premium dollars and the transfer charges explained above. Initial TRANSFER BETWEEN SUBACCOUNTS I authorize transfers between the subaccounts upon instruction by telephone. ■ Yes ■ No If neither box is checked, the telephone privilege will be provided. ____ % - American Century VP Capital Appreciation ____ % - American Century VP Mid Cap Value Fund ____ % - American Century VP Ultra® ____ % - American Funds IS1 Asset Allocation – Class 2 ____ % - American Funds IS1 The Bond Fund of America – Class 1 _____ % - American Funds IS1 Captl Inc Builder – CL1 _____ % - American Funds IS1 Capital World Bond – CL2 _____ % - American Funds IS1 Capital World Growth & Income – Class 1 _____ % - American Funds IS1 Global Small Cap – CL1 _____ % - American Funds IS1 Growth – CL2 _____ % - American Funds IS1 Growth & Income – CL2 _____ % - American Funds IS1 Managed Growth – CLP1 _____ % - American Funds IS1 Managed Growth & Income – CLP1 _____ % - American Funds IS1 New World – CL1 ____ % - BNY Mellon VIF3 Appreciation ____ % - BNY Mellon VIF3 Growth & Income ____ % - BNY Mellon VIF3 Opportunistic Small Cap ____ % - BNY Mellon Sustainable U.S. Equity Portfolio ____ % - Calvert VP2 Nasdaq 100 Index Portfolio ____ % - Calvert VP2 Russell 2000 Small Cap Index Portfolio ____ % - Calvert VP2 S&P MidCap 400 Index Portfolio ____ % - Declared Interest Option6 ____ % - Federated Hermes Government Money Fund II ____ % - Federated Hermes Managed Volatility Fund II ____ % - Federated Hermes Quality Bond Fund II ____ % - Fidelity® VIP4 Contrafund® – Initial Class ____ % - Fidelity® VIP4 Energy – Service Class 2 ____ % - Fidelity® VIP4 Freedom 2015 – Initial Class ____ % - Fidelity® VIP4 Freedom 2020 – Initial Class ____ % - Fidelity® VIP4 Freedom 2025 – Initial Class ____ % - Fidelity® VIP4 Freedom 2030 – Initial Class ____ % - Fidelity® VIP4 Freedom 2035 – Initial Class ____ % - Fidelity® VIP4 Freedom 2040 – Initial Class ____ % - Fidelity® VIP4 Freedom 2045 – Initial Class ____ % - Fidelity® VIP4 Freedom 2050 – Initial Class ____ % - Fidelity® VIP4 Freedom 2055 - Initial Class ____ % - Fidelity® VIP4 Freedom 2060 – Initial Class ____ % - Fidelity® VIP4 Freedom 2065 –Initial Class ____ % - Fidelity® VIP4 Balanced – SC2 ____ % - Fidelity® VIP4 Growth – Initial Class ____ % - Fidelity® VIP4 Growth & Income – Initial Class ____ % - Fidelity® VIP4 High Income – Service Class 2 ____ % - Fidelity® VIP4 Index 500 – Initial Class ____ % - Fidelity® VIP4 Mid Cap – Service Class 2 ____ % - Fidelity® VIP4 Overseas – Initial Class ____ % - Fidelity® VIP4 Real Estate – Initial Class ____ % - Fidelity® VIP4 Strategic Inc Portfolio – SC2 ____ % - Fidelity® VIP4 Technology – Initial Class ____ % - Franklin Income VIP – Class 2 ____ % - Franklin DynaTech VIP – Class 2 ____ % - Franklin Rising Dividends VIP – Class 1 ____ % - Franklin Small Cap Value VIP – Class 2 ____ % - Franklin Small-Mid Cap Growth VIP – Class 1 ____ % - Franklin Strategic Income VIP – Class 2 ____ % - JPMorgan IT5 Mid Cap Value Portfolio ____ % - JPMorgan IT5 Small Cap Core Portfolio ____ % - T. Rowe Price® All-Cap Opportunities Portfolio ____ % - T. Rowe Price® Equity Income ____ % - T. Rowe Price® Health Sciences ____ % - T. Rowe Price® International Stock ____ % - T. Rowe Price® Mid-Cap Growth ____ % - T. Rowe Price® Moderate Allocation Portfolio

section e – signatures *01727* I declare that all statements in this Supplement are true to the best of my knowledge and belief, and agree that this Supplement shall be a part of the Variable Annuity Certificate issued by the Society. ______________________________________________ _______________________________________ Signature of Proposed Certificate Holder Date ______________________________________________ _______________________________________ Signature of Registered Representative Date ICC19 Form VMW-138 (v5-21) Page 4 of 4